INVISION TECHNOLOGIES, INC.                                         NEWS RELEASE

                                  Investor Contact: Laura Graves
                                                    Director, Investor Relations
                                                    510-739-2448

                                                    Stan Neve
                                                    Brunswick Group
                                                    212-333-3810

DRAFT


                          INVISION TECHNOLOGIES REPORTS
                      SECOND QUARTER 2004 FINANCIAL RESULTS

       COMPANY PROVIDES UPDATE OF PENDING ACQUISITION BY GENERAL ELECTRIC

     NEWARK, CA (JULY 22, 2004) - InVision Technologies, Inc. (NASDAQ: INVN) today reported financial results for the second quarter ended June 27, 2004. Total company revenues in the second quarter of 2004 were $86.7 million compared to revenues of $89.4 million in the second quarter of 2003.

     Net income was $6.9 million, or $0.32 per diluted share, in the second quarter of 2004. The earnings per share (EPS) calculation for the second quarter of 2004 reflects the impact of the contingent conversion provision related to the $125 million of convertible senior notes issued in the third quarter of 2003, as well as after-tax charges of approximately $600,000 related to transaction expenses associated with the company's pending acquisition by General Electric Company (NYSE: GE). This compares to net income of $7.0 million, or $0.38 per diluted share, for the second quarter of 2003. Second quarter 2003 net income includes an after-tax charge of $4.3 million for in-process R&D related to the acquisition of Yxlon during the second quarter of 2003.

     Gross margin in the second quarter of 2004 was 38.6% compared to 40.1% in the second quarter of 2003. As of June 27, 2004, InVision had $334.7 million in cash, cash equivalents, short-term investments and restricted cash compared to $276.9 million as of December 31, 2003. Total company backlog was $210.3 million in the second quarter of 2004, up 6.6% from the prior quarter.

SECOND QUARTER 2004 PERFORMANCE BY REPORTABLE SEGMENT

     InVision has two reportable segments: explosives detection systems (EDS) and non-destructive testing (NDT) systems. The EDS segment showed continued solid performance in the second quarter of 2004 with revenues of $64.2 million and income from operations of $13.7 million. EDS service revenues grew to $19.7 million during the quarter, representing a 22.7% increase compared to the prior quarter. The NDT segment posted revenues of $15.8 million and a loss from operations of $105,000. A reconciliation of reportable segment revenues and income from operations to consolidated revenues and income from operations is provided in Schedule 1 following the condensed consolidated balance sheets.

INVISION TECHNOLOGIES, INC.                                               PAGE 2


FIRST HALF 2004 PERFORMANCE

     Total company revenues for the first six months of 2004 were $163.6 million compared to $254.6 million during the comparable period of 2003. Net income was $12.1 million, or $0.58 per diluted share. The EPS calculation for the first six months of 2004 reflects the impact of the contingent conversion provision related to the $125 million of convertible senior notes issued in the third quarter of 2003, as well as after-tax charges of approximately $1.7 million related to transaction expenses associated with the company's pending acquisition by GE. This compares to net income of $41.4 million, or $2.25 per diluted share, for the comparable period of 2003, and includes an after-tax charge of $4.3 million for in-process R&D related to the acquisition of Yxlon during the second quarter of 2003.

OPERATIONAL HIGHLIGHTS

o The company announced that its CTX 1000 system has been certified by the TSA. The CTX 1000 system is a smaller and significantly less expensive version of InVision's EDS currently in use at airports throughout the United States. The relative size of the CTX 1000 system is designed for locations where a full size EDS unit may not be practical.

o The company continued to participate in the TSA's evaluation program to assess the viability of existing EDS technology for inspection of break bulk air cargo. The company believes that CT technology has great potential to address this on-going concern in our nation's approach to aviation security.

o The company is currently in negotiations with the TSA regarding service contract renewal. The company anticipates no disruption of service as a result of these discussions.

        "Our EDS business produced solid financial results in the second quarter of 2004," said Sergio Magistri, Ph.D., InVision President and Chief Executive Officer. "We are pleased with the completion of TSA certification of our CTX 1000 system. The addition of this system strengthens InVision's EDS product portfolio."

ACQUISITION UPDATE

         GE has agreed to acquire InVision in an all-cash transaction valued at approximately $900 million, or $50 per share. InVision and GE continue to cooperate with regulatory authorities in an effort to conclude the antitrust review process. InVision will provide an update on the status of the antitrust review process when the parties receive clearance from the regulatory authorities.

ABOUT INVISION

     InVision Technologies, Inc. and its subsidiaries develop, manufacture, market and support explosives detection systems based on advanced computed tomography technology, X-ray diffraction and quadrupole resonance. The company is the leading supplier of explosives detection systems to the U.S. government for civil aviation security.


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INVISION TECHNOLOGIES, INC.                                               PAGE 3


InVision is headquartered in Newark, CA. Additional information about the company can be found at www.invision-tech.com.

CAUTIONS REGARDING FORWARD-LOOKING STATEMENTS

     This news release contains forward-looking statements, including those regarding InVision's "Operational Highlights" and "Business Outlook"; the expected closing date of InVision's planned acquisition by GE; InVision's belief that CT technology has great potential to address the on-going concern of domestic break bulk air cargo security; and InVision's anticipation that there will be no disruption of its service as a result of discussions with the TSA regarding the renewal of its service contract. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that the company is not selected to provide service for its units; the risk that the company's contract to service its units in the United States is not renewed or is renewed on financially less favorable terms; the risk that CT technology is not used to screen break bulk air cargo due to the certification or approval of other technology; the risk that the TSA or other customers utilize competing products or technologies; the risk that the antitrust clearance process with antitrust regulators will take longer than anticipated or that the completion of the acquisition of InVision by GE will be delayed; and other risks detailed under the caption "Risk Factors" in InVision's most recent reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. InVision is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     Note to Editors: InVision, Yxlon and CTX 1000 are trademarks of InVision Technologies, Inc. or its subsidiaries.

                               (tables to follow)

INVISION TECHNOLOGIES, INC.                                               PAGE 4

                           INVISION TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                     THREE MONTHS ENDED             SIX MONTHS ENDED
                                                   ------------------------      ------------------------
                                                   JUNE 27,       JUNE 29,       JUNE 27,       JUNE 29,
                                                     2004           2003           2004           2003
                                                   ---------      ---------      ---------      ---------
Revenues:
  Product revenues                                 $  60,180      $  74,995      $ 114,125      $ 227,809
  Service revenues                                    23,750         11,513         43,827         20,422
  Contract research and development revenues           2,738          2,919          5,611          6,364
                                                   ---------      ---------      ---------      ---------
    Total revenues                                    86,668         89,427        163,563        254,595
                                                   ---------      ---------      ---------      ---------
Cost of revenues:
  Product costs                                       36,321         44,452         69,924        129,126
  Service costs                                       14,866          7,167         27,039         12,167
  Contract research and development costs              2,047          1,933          4,331          4,069
                                                   ---------      ---------      ---------      ---------
    Total cost of revenues                            53,234         53,552        101,294        145,362
                                                   ---------      ---------      ---------      ---------
  Gross profit                                        33,434         35,875         62,269        109,233

Operating expenses:
  Research and development                             7,036          7,646         13,297         15,001
  Selling, general and administrative                 13,406         10,436         26,769         19,498
  In-process research and development  (Yxlon)         4,300                                        4,300
                                                   ---------      ---------      ---------      ---------
    Total operating expenses                          20,442         22,382         40,066         38,799
                                                   ---------      ---------      ---------      ---------
Income from operations                                12,992         13,493         22,203         70,434
Interest expense                                      (1,297)          (103)        (2,590)          (145)
Interest and other income, net                           418            670          1,254          1,355
                                                   ---------      ---------      ---------      ---------
Income before provision for income taxes              12,113         14,060         20,867         71,644
Provision for income taxes                             5,206          7,085          8,781         30,262
                                                   ---------      ---------      ---------      ---------
Net income                                         $   6,907      $   6,975      $  12,086      $  41,382
                                                   =========      =========      =========      =========
Net income per share:
  Basic                                            $    0.39      $    0.41      $    0.69      $    2.41
                                                   =========      =========      =========      =========
  Diluted                                          $    0.32      $    0.38      $    0.58      $    2.25
                                                   =========      =========      =========      =========
Weighted average shares outstanding:
  Basic                                               17,509         17,210         17,391         17,139
  Diluted                                             23,039         18,415         22,813         18,397

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INVISION TECHNOLOGIES, INC.                                               PAGE 5


                          INVISION TECHNOLOGIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                                        JUNE 27,       DECEMBER 31,
                                                                          2004             2003
                                                                        ---------      ------------
ASSETS
Current assets:
    Cash and cash equivalents                                           $ 114,270      $ 182,382
    Short-term investments                                                214,825         94,557
    Restricted cash                                                         5,633
    Accounts receivable, net                                               59,115         56,951

    Inventories                                                            78,999         78,894
    Deferred income taxes                                                  13,881         14,283
    Other current assets                                                    8,316          5,666
                                                                        ---------      ---------
        Total current assets                                              495,039        432,733

Property and equipment, net                                                10,793         11,605
Intangible assets, net                                                     34,574         35,452
Other assets                                                                7,051          6,278
                                                                        ---------      ---------
                 Total assets                                           $ 547,457      $ 486,068
                                                                        =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:

    Accounts payable                                                    $  18,533      $  13,761
    Accrued liabilities                                                    39,730         35,058
    Deferred revenue                                                       42,981         13,277
    Short-term debt                                                         5,319          5,581
    Current maturities of long-term obligations                               260            263
                                                                        ---------      ---------
        Total current liabilities                                         106,823         67,940
                                                                        ---------      ---------
Long-term obligations                                                     127,034        127,244
Deferred income taxes                                                        --              203
                                                                        ---------      ---------
Commitments and contingencies
Stockholders' equity:
    Preferred stock, $0.001 par value, 5,000,000 shares authorized;
           no shares issued and outstanding                                  --             --
    Common stock, $0.001 par value, 60,000,000 shares authorized;
           18,248,000 and 17,782,000 shares issued;
           17,561,000 and 17,095,000 shares outstanding                        18             18
    Additional paid-in capital                                            186,120        173,968
    Deferred stock compensation expense                                      (203)          (271)
    Accumulated other comprehensive loss                                   (1,512)          (125)
    Retained earnings                                                     143,868        131,782
    Treasury stock, at cost (687,000 shares)                              (14,691)       (14,691)
                                                                        ---------      ---------
        Total stockholders' equity                                        313,600        290,681
                                                                        ---------      ---------
                 Total liabilities and stockholders' equity             $ 547,457      $ 486,068
                                                                        =========      =========

INVISION TECHNOLOGIES, INC.                                               PAGE 6

SCHEDULE 1

                                                                             ALL        CONSOLIDATING
SECOND QUARTER 2004 SEGMENT INFORMATION         EDS           NDT           OTHER       ELIMINATIONS      TOTAL
($'S IN THOUSANDS, EXCEPT PERCENTAGE DATA)    --------      --------       --------     -------------    --------
Revenues:
        Product revenues                      $ 44,422      $ 12,641       $  3,117                      $ 60,180
        Service revenues                        19,730         3,111            909                        23,750
        Contract research and development
          revenues                                --            --            2,738                         2,738
        Intercompany revenues                       47                                    $    (47)
                                              --------      --------       --------       --------       --------
Total revenues                                $ 64,199      $ 15,752       $  6,764       $    (47)      $ 86,668
                                              ========      ========       ========       ========       ========
Income (loss) from operations                 $ 13,689      $   (105)      $   (592)                     $ 12,992
                                              ========      ========       ========       ========       ========
Income (loss) from operations as
        a percentage of revenues                  21.3%        (0.7%)         (8.8%)                        15.0%
                                              ========      ========       ========       ========       ========


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